Exhibit 99.1

XCF Global and BGN Expand Strategic Relationship with Execution of Term Sheet for Renewable Fuel Tolling at XCF New Rise Renewables Reno Facility and Future Facilities

04/08/2026

●	Strategic partnership between XCF Global and BGN is expected to be established for a tolling framework for the production of SAF and renewable aphtha

●	The proposed agreement seeks to build on the previous MOU focusing on the US. The parties agree to continue to work towards developing Europe and the Middle East through production, offtake, and co-branded distribution agreements

●	The proposed agreement seeks to advance global renewable fuel supply chains to meet rapidly rising demand for SAF

HOUSTON, TEXAS April 9, 2026 / XCF Global, Inc. (“XCF”) (Nasdaq:SAFX), a leader in advancing the decarbonization of the aviation industry through Sustainable Aviation Fuel (“SAF”), today announced that it has entered into a binding term sheet with BGN INT US LLC (“BGN”), a global renewable fuels trading, marketing, and distribution company, to explore developing a global distribution and logistics partnership for SAF, renewable diesel (“RD”), and renewable naphtha (“RN”) (together, “renewable fuel”).

Under the term sheet, a tolling arrangement is expected to apply to XCF’s New Rise Renewables Reno (New Rise Reno) plant. XCF and BGN intend to evaluate opportunities to collaborate under a renewable fuel tolling framework on renewable fuel production, marketing, and distribution across multiple regions around the world, including Europe and the Middle East. The proposed framework includes a renewable fuel tolling arrangement and related offtake structures, as well as the anticipated expansion and co-branded distribution agreements, as well as joint development of renewable fuel production capacity. In addition, the proposed strategic partnership seeks to promote the use of XCF’s SAF within industry trade associations and OEM networks, and throughout the customer value chain.

Chris Cooper, Chief Executive Officer of XCF Global, commented:

“This collaboration represents a critical step in expanding the global reach of renewable fuels. Partnering with BGN would enable us to leverage our production platform, streamline logistics, and accelerate commercialization on a global scale with a world-class partner, as we prepare to meet surging demand for sustainable aviation fuel.

“This term sheet reflects a shared vision to advance a scalable, commercially viable framework for global renewable fuel production and distribution.”

Cenan Ozmeral, President of BGN Int. US, LLC added:

“We are pleased to be partnering with US based XCF in this exciting venture. BGN and XCF share a common goal to expand access to renewable fuels and accelerate the decarbonization of the aviation industry. Together, we aim to combine XCF’s scalable production model with BGN’s marketing and distribution network to create a seamless, efficient supply chain from feedstock to finished fuel.

“BGN’s trading strength, risk management expertise, and integrated logistics network, will make SAF adoption practical and commercially viable for airlines seeking to meet tightening decarbonization targets. This is a major step, which we believe will have a significant impact on the aviation industry’s ability to reduce emissions, in one of the hardest-to-abate transport sectors.”

The collaboration underscores both companies’ commitment to building a robust global supply chain at a time when demand for SAF is expanding rapidly. According to the International Air Transport Association (IATA), airlines will need approximately 165 billion gallons of SAF annually by 2050 to meet net-zero emission targets. Meeting this demand would require the construction of up to 7,000 new facilities worldwide. Analysts project that the global SAF market could exceed $25 billion by 2030 and reach ~$270 billion by 2050, underscoring one of the most compelling growth opportunities in the global energy transition.

This term sheet is binding, and definitive agreement remains subject to customary due diligence, technical validation, and final agreements.

Additionally, Phillips 66 Company delivered formal notice to New Rise Renewables Reno, LLC (“New Rise”), a wholly owned subsidiary of XCF, of the termination of the Supply and Offtake Agreement, dated May 23, 2017, between New Rise and Phillips 66. The notice provides that the agreement is terminated as of May 1, 2026.

About XCF Global, Inc.

About XCF Global, Inc.

XCF Global, Inc. (“XCF”) is an emerging sustainable aviation fuel company dedicated to accelerating the aviation industry’s transition to net-zero emissions. Our flagship facility, New Rise Renewables Reno, has a permitted nameplate production capacity of 38 million gallons per year, positioning XCF as an early mover among large-scale SAF producers in North America. XCF is working to advance a pipeline of potential expansion opportunities in Nevada, North Carolina, and Florida, and to build partnerships across the energy and transportation sectors to scale SAF globally. XCF is listed on the Nasdaq Capital Market and trades under the ticker, SAFX.

To learn more, visit XCF.Global

About BGN INT and BGN group of companies

BGN is an independent global energy and commodities group, and a market leader in transition fuels. With over 8 decades experience in the energy sector, we trade, distribute, store and finance energy solutions globally, handling approximately 50 million metric tons of commodities annually. BGN is present throughout the energy value chain, having established strong partnerships with refineries, producers, state oil companies and leading industrial and petro-chemical companies.

Our diversified and agile model provides reliable and affordable energy to meet today’s global demands, while driving industry-wide decarbonization. We are purposefully expanding into sustainable solutions including renewables, sustainable aviation fuel (SAF), LNG, ammonia, and critical minerals and metals, essential for the energy transition. Operating from our regional trading hubs in Geneva, Dubai, Singapore and Houston, we serve as a trusted partner to customers in over 120 countries. BGN is leading the energy transition by combining innovation, sustainability and partnership-led growth, to responsibly shape the future energy landscape.

To learn more, visit: https://bgn-int.com/.

Contacts

XCF Global:
XCF Global: Corporate Comms

media@xcf.global

Forward-Looking Statements

This Press Release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements, including, without limitation, statements regarding XCF Global’s expectations with respect to future performance and anticipated financial impacts of the recently completed business combination with Focus Impact BH3 Acquisition Company (the “Business Combination”), estimates and forecasts of other financial and performance metrics, and projections of market opportunity and market share, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by XCF Global and its management, are inherently uncertain and subject to material change. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in domestic and foreign business, market, financial, political, and legal conditions; (2) unexpected increases in XCF Global’s expenses, including manufacturing and operating expenses and interest expenses, as a result of potential inflationary pressures, changes in interest rates and other factors; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with regard to XCF Global’s offtake arrangements; (4) the outcome of any legal proceedings that may be instituted against the parties to the Business Combination or others; (5) XCF Global’s ability to regain compliance with Nasdaq’s continued listing standards and thereafter continue to meet Nasdaq’s continued listing standards; (6) XCF Global’s ability to integrate the operations of New Rise and implement its business plan on its anticipated timeline; (7) XCF Global’s ability to raise financing to fund its operations and business plan and the terms of any such financing; (8) the New Rise Reno production facility’s ability to produce the anticipated quantities of SAF without interruption or material changes to the SAF production process; (9) the New Rise Reno production facility’s ability to produce renewable diesel in commercial quantities without interruption during the ongoing SAF ramp-up process; (10) XCF Global’s ability to resolve current disputes between its New Rise subsidiary and its landlord with respect to the ground lease for the New Rise Reno facility; (11) XCF Global’s ability to resolve current disputes between its New Rise subsidiary and its primary lender with respect to loans outstanding that were used in the development of the New Rise Reno facility; (12) payment of fees, expenses and other costs related to the completion of the Business Combination and the New Rise acquisitions; (13) the risk of disruption to the current plans and operations of XCF Global as a result of the consummation of the Business Combination; (14) XCF Global’s ability to recognize the anticipated benefits of the Business Combination and the New Rise acquisitions, which may be affected by, among other things, competition, the ability of XCF Global to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (15) changes in applicable laws or regulations; (16) risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities; (17) the possibility that XCF Global may be adversely affected by other economic, business, and/or competitive factors; (18) the availability of tax credits and other federal, state or local government support; (19) risks relating to XCF Global’s and New Rise’s key intellectual property rights, including the possible infringement of their intellectual property rights by third parties; (20) the risk that XCF Global’s reporting and compliance obligations as a publicly-traded company divert management resources from business operations; (21) the effects of increased costs associated with operating as a public company; and (22) various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in XCF Global’s filings with the Securities and Exchange Commission (“SEC”), including the final proxy statement/prospectus relating to the Business Combination filed with the SEC on February 6, 2025, this Press Release and other filings XCF Global made or will make with the SEC in the future. If any of the risks actually occur, either alone or in combination with other events or circumstances, or XCF Global’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that XCF Global does not presently know or that it currently believes are not material that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect XCF Global’s expectations, plans or forecasts of future events and views as of the date of this Press Release. These forward-looking statements should not be relied upon as representing XCF Global’s assessments as of any date subsequent to the date of this Press Release. Accordingly, undue reliance should not be placed upon the forward-looking statements. While XCF Global may elect to update these forward-looking statements at some point in the future, XCF Global specifically disclaims any obligation to do so.

SOURCE: XCF Global, Inc.